UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2012, Alphatec Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at which three proposals were presented to the Company’s shareholders for consideration. The three matters presented were: (1) the election of ten directors to hold office until the 2013 Annual Meeting of Shareholders and until their respective successors have been elected, (2) a proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and (3) a proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2012.

(1)

Director Nominee	For	Against
Leslie Cross	64,765,258	304,375
Mortimer Berkowitz III	64,000,649	1,071,985
John Foster	63,998,069	1074,565
R. Ian Molson	64,764,239	308,395
Stephen O’Neil	62,073,757	2,998,877
James Glynn	64,288,489	784,145
Rohit Desai	64,863,285	209,349
Siri Marshall	64,866,425	206,209
Dirk Kuyper	64,005,678	1,066,956

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012 was approved by the shareholders by the following vote:

For	Against	Abstain
74,044,190	155,658	37,467

(3)	Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers: The proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company was approved by the shareholders by the following vote:

For	Against
64,864,638	171,746

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Date: June 27, 2012	/S/ EBUN S. GARNER, ESQ.
Ebun S. Garner, Esq. General Counsel and Senior Vice President